Exhibit 10.2

FIRST AMENDMENT TO TRANSFER AGREEMENT

THIS FIRST AMENDMENT TO TRANSFER AGREEMENT (this “First Amendment”) is dated as of the 25th day of June, 2012, by and among SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation (“Transferor”), CHT PARTNERS, LP, a Delaware limited partnership (“Transferee”), and SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation (“Manager”).

RECITALS:

A. Transferor, Transferee and Manager entered into that certain Transfer Agreement dated as of June 4, 2012 (the “Transfer Agreement”). All capitalized terms used in this First Amendment that are not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Transfer Agreement.

B. Transferor, Transferee and Manager desire to amend the Transfer Agreement, all upon the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor, Transferee and Manager hereby covenant and agree as follows:

1. Conn. Ave. Facility Restructuring. As a result of certain tax related considerations resulting from the proposed Restructuring set forth in the Transfer Agreement, the parties have agreed it is in their respective best interest to revise the Restructuring steps and certain provisions of the Transfer Agreement as they pertain to the Conn. Ave. Facility as follows:

(a) Recital K of the Transfer Agreement is hereby amended to read as follows: “Transferor shall cause the Company, prior to Closing, to form the following six (6) new Delaware entities, which immediately following the Restructuring and Closing, shall be wholly owned by the Company: (i) Metaire LA Senior Living Owner, LLC, a Delaware limited liability company, (ii) Baton Rouge LA Senior Living Owner, LLC, a Delaware limited liability company , (iii) Gilbert AZ Senior Living Owner, LLC, a Delaware limited liability company , (iv) Lombard IL Senior Living Owner, LLC, a Delaware limited liability company, (v) Louisville KY Senior Living Owner, LLC, a Delaware limited liability company, and (vi) Santa Monica Assisted Living Owner, LLC, a Delaware limited liability company (each a “New Facility Owner” and collectively the “New Facility Owners”).

(b) Recital M of the Transfer Agreement is hereby amended to read as follows: “At Closing, immediately after the contribution of Transferor’s Interest to Newco, Transferor and Transferee intend to cause the Facility Owners (other than the Conn. Ave. Facility Owner) to transfer and convey to the applicable New Facility Owners, by Special Warranty Deed, fee simple title in and to the Real Property (the “Real Property Conveyance”).”

(c) Recital V of the Transfer Agreement is hereby amended to read as follows: “At Closing, immediately after the termination of the Prior Management Agreements, Prior Owner Agreements and the Prior Pooling Agreements, Transferor and Transferee intend to cause the Facility Owners and Facility Lessees to execute and deliver the Operating Leases (except with respect to the Conn. Ave. Facility for which there shall be no Facility Lessee or Operating Lease), New Management Agreements and Manager Pooling Agreement (each as hereinafter defined) and Manager intends to execute and deliver such New Management Agreements and Manager Pooling Agreement and Transferee intends to execute and deliver the Management Agreement Guaranties.”

(d) Section 14.03(a) of the Transfer Agreement is hereby amended to read as follows: “Deed Conveyance of Real Property. Upon the occurrence of the Closing and immediately prior to the transfer of the Pool Companies, Conn. Ave. Facility Owner and Santa Monica LP. from the Company to TRS, Transferor and Transferee shall cause the Facility Owners (other than Conn. Ave. Facility Owner) to transfer and convey to the applicable New Facility Owner, fee simple title in and to the Real Property (the “Deed Transfers”). The Deed Transfers shall be made by special warranty deed in form customary for the jurisdiction in which the applicable Real Property is located and reasonably approved by Transferor and Transferee, subject to changes requested by Lender and approved by Transferor and Transferee in their reasonable discretion. Each Facility Owner (other than Conn. Ave. Facility Owner) shall further assign, transfer and convey to the applicable New Facility Owner, all right, title and interest of such Facility Owner in and to any and all tangible and intangible personal property relating directly or indirectly to the applicable Real Property and/or Facility. Such assignment, transfer and conveyance of personal property shall be made by bill of sale in form reasonably approved by Transferor and Transferee, subject to changes requested by Lender and approved by Transferor and Transferee in their reasonable discretion.”

(e) Section 14.03(c) of the Transfer Agreement is hereby amended to read as follows: “Management Agreement. Upon the occurrence of the Closing, Manager shall, and Transferor and Transferee shall cause each Facility Lessee and Conn. Ave. Facility Owner to, enter into a Management Agreement for the management and marketing services of the Facilities substantially in the form attached hereto as Exhibit N (each, a “New Management Agreement”), subject to changes requested by the Lender and approved by Transferor and Transferee in their reasonable discretion.”

(f) Section 14.03(e) of the Transfer Agreement is hereby amended to read as follows: “Manager Pooling Agreement. Upon the occurrence of the Closing, Manager shall, and Transferor and Transferee shall cause Newco and each of the Facility Lessees and Conn. Ave. Facility Owner, to enter into the Manager

Pooling Agreement substantially in the form attached hereto as Exhibit P (the “Manager Pooling Agreement”), subject to changes requested by the Lender and approved by Transferor and Transferee in their reasonable discretion, to pool revenues and expenses of the Facilities leased by such Facility Lessee and owned by Conn. Ave. Facility Owner for purposes of, among other things, netting such revenues at one Facility against expenses at the other Facilities leased by such Facility Lessee and/or owned by Conn. Ave. Facility Owner.

The parties further agree to amend or modify the Restructuring Documents, as may be necessary or required, and as are mutually agreed to by the parties, in order to reflect the foregoing revised Restructuring Steps.

2. Sunrise of Louisville Facility Transfer. As a result of certain tax related considerations resulting from the proposed Restructuring set forth in the Transfer Agreement, with respect to the Facility known as “Sunrise of Louisville” (the “Louisville Facility”), the parties have agreed it is in their respective interest to alter the Restructuring steps with respect to the Louisville Facility such that the deed transfer and conveyance is structured as a “tri-party deed” transfer and conveyance, in form and substance which is customary and standard in the State of Kentucky for such purpose, whereby the applicable Facility Owner shall transfer and convey its interest in the Louisville Facility to the Company and the Company shall simultaneously transfer and convey its interest in the Louisville Facility to the applicable New Facility Owner.

3 Ratification and Confirmation. Except as expressly modified herein, the Transfer Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

4. Counterparts/Electronic Signatures. In order to expedite the execution and delivery of this First Amendment by the parties hereto, this First Amendment may be executed in one or more counterparts and it shall not be necessary that the signature of, or on behalf o, each party, or that the signatures of all persons so required to bind any party, appear on each counterpart, but it shall be sufficient if the signature of, or on behalf of, each party, or that the signatures of the persons so required to bind any party, be one or more of such counterparts. All counterparts shall collectively constitute a single agreement. Furthermore, facsimile or electronic signatures may be used in place of original signatures on this First Amendment. Each of the parties hereto intend to be bound by any signatures delivered via facsimile or other electronically transmitted means, and are aware that the other party will rely on any such facsimile or electronic signatures, and hereby waive any defenses to the enforcement of the terms of this First Amendment based on the form of signature.

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IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be executed as of the date first written above.

TRANSFEROR:

SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation

By:	/s/ Edward W. Burnett
Name:	Edward W. Burnett
Title:	Vice President

TRANSFEREE:

CHT PARTNERS, LP, a
Delaware limited partnership

By:	CHT GP, LLC, a
Delaware limited liability
company, its general partner

By:	CNL Healthcare Trust, Inc., a Maryland corporation,
managing member of general partner

By:	/s/ Holly Greer
Name:	Holly Greer
Title:	Senior Vice President

MANAGER

SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation

By:	/s/ Edward W. Burnett
Name:	Edward W. Burnett
Title:	Vice President